RESTRICTED STOCK AWARD AGREEMENT - EMPLOYEE

This RESTRICTED STOCK AWARD AGREEMENT, dated as of this __________, by and between Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company”), and _________, an individual employed by the Company (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted, through appropriate action of its Board of Directors and its shareholders, the Monmouth Real Estate Investment Corporation Stock Option and Stock Award Plan (the “Plan”); and

WHEREAS, the Company desires to grant a Restricted Stock Award to the Participant under the Plan on the terms and conditions hereinafter set forth; and

WHEREAS, the Participant desires to accept such Restricted Stock Award from the Company subject to the terms and conditions of this Agreement and the Plan;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Participant do mutually covenant and agree as follows:

1.        Grant of Restricted Stock. Subject to the terms and conditions hereinafter set forth, the Participant is hereby granted a Restricted Stock Award of ______ shares of common stock, par value $.01 per share, of the Company (the “Restricted Stock”).

2.        Issuance of Restricted Stock. The number of shares of Restricted Stock granted under Section 1 hereof shall be recorded on the books of the Company in the name of the Participant. The Company shall instruct its stock transfer agent to place a stop transfer order on the Restricted Stock until such time as the Restrictions thereon shall lapse. In the event that the Participant shall forfeit all or any portion of the Restricted Stock, the shares which are forfeited automatically shall be transferred back to the Company. The Restrictions shall be those described in Sections 3 and 8 below, and any such others as the Board of Directors or the Committee may deem appropriate.

3.        Vesting. The Participant shall vest in the Restricted Stock Award granted hereunder, and all Restrictions thereon shall lapse over five years, 20% each year (rounded down to the nearest whole number of shares), with the first vesting commencing on _____________, hereunder if the Participant is still employed by the Company and/or any Subsidiary on that date. Except as provided in Section 4(c) and (d) below, prior to such anniversary, no portion of the Restricted Stock Award shall be vested.

4.        Termination as an Employee.

In the event that during the term of the Restricted Period the Participant’s status as an employee of the Company terminates:

(a)	for Cause, the Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed; or,
(b)	for any reason (other than death, disability, termination for cause or involuntary termination (other than for Cause) after meeting the definition of Retirement), the Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed; or,

(c)	due to death or disability, the Restrictions on any and all then outstanding Restricted Stock Awards shall lapse on the date of such termination; or,

(d)

except to the extent that this Restricted Stock Award is intended to constitute “performance based compensation” (within the meaning of Section 162(m) of the Code and Treasury regulation section 1.162-27(e)), the Restrictions on any and all then outstanding Restricted Stock Awards shall lapse on the date of any Termination of Service that constitutes an involuntary termination of employment (other than for Cause) with the Company and its Subsidiaries on or after the Participant has met the definition of Retirement. The Committee in its sole discretion shall have the ability to determine whether any Termination of Service is voluntary or involuntary. Notwithstanding the immediately foregoing, if any such involuntary termination (other than for Cause) following such time as the Participant meets the definition of Retirement occurs prior to the first anniversary of the Grant Date, then the total number of Shares subject to this Award shall be reduced to an amount equal to the total number of Shares subject to this Award multiplied by a fraction, the numerator of which shall be equal to the number of months or partial months that have elapsed between the Grant Date of this Award and the date of Retirement followed by such involuntary termination and the denominator of which shall be insert a number equal to the number of months in the vesting period.

5.        Forfeiture. All shares of non-vested Restricted Stock shall be automatically forfeited to the Company if the Board of Directors of the Company determines that the Participant has breached a material obligation to the Company, including without limitation, material provisions in any employment or confidentiality agreement.

6.       Rights of a Stockholder. So long as a Restricted Stock Award granted hereunder remains outstanding, the Participant shall be entitled to all rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock granted hereunder and to receive any dividends and other distributions payable with respect to such Shares of Restricted Stock beginning from and after the Grant Date, provided however, any such dividend or payment shall be reinvested in additional Shares of Restricted Stock which shall be transferred to the Participant, free of any Restrictions, if and when the Restrictions with respect to the corresponding Shares of Restricted Stock granted hereunder shall have lapsed.

7.        Withholding Tax Liability. The Company shall have the right to withhold any income or other taxes due upon transfer of shares to the Participant or the lapse of Restrictions, including the right to withhold shares or sell shares where appropriate.

8.        Transfer Restrictions. During the Restricted Period, the shares of Restricted Stock may not be transferred, assigned, pledged, hypothecated or otherwise encumbered, and shall not be subject to execution, attachment, garnishment or other similar legal processes. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise encumber or dispose of such shares, the shares immediately shall be forfeited to the Company.

9.        Construction; No Contract of Continuing Engagement. Nothing contained in this Agreement, nor the granting of the Restricted Stock Award hereunder, shall be construed as giving the Participant or any other person any legal or equitable rights against the Company or any subsidiary or any director, officer, employee or agent thereof, except for those rights as are herein provided. Under no circumstances shall this Agreement be construed as an express or implied contract of continuing employment for the Participant, nor shall the Restricted Stock Award granted hereunder in any manner obligate the Company, or any subsidiary or affiliate of the Company, to continue the employment of the Participant.

10.        Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.        Amendments. This Restricted Stock Award may be amended or modified at any time by an instrument in writing signed by the parties hereto, subject to any approvals required under the Company’s Charter or By-laws.

12.        Miscellaneous. This Agreement is subject to the terms and conditions of the Plan, as the Plan may be from time to time amended. The provisions of the Plan are incorporated herein by reference, and the capitalized terms used but undefined herein shall have the same meanings as set forth in the Plan. The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

13.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.       Section 409A. It is intended that awards under the Plan shall be and shall remain largely exempt from Section 409A of the Code. However, if Section 409A of the Code is deemed to apply to the Plan or any payments or awards hereunder, then the Plan, payments or Awards shall be structured, interpreted and administered by the Committee to be consistent with the requirements of Section 409A of the Code. Any provisions of Section 409A of the Code (or any guidance thereunder) which are required to be in the Plan, and which are not already contained herein, are hereby incorporated by reference.

15.       Specified Employees. In the event any Participant is deemed to be a Specified Employee, as described in Section 409A of the Code, and the Committee determines that Section 409A of the Code would require a six-month delay with respect to any payment hereunder to avoid the imposition of any additional taxes under Section 409A with respect to such Specified Employee, such payment subject to such delay shall be paid at the earliest date permitted under Section 409A of the Code.

16.       Capitalized Terms; Conflict with Plan or Employment Agreement. Capitalized terms not defined herein shall have the meaning set forth in the Plan. In case of conflict between the Restricted Stock Award Agreement and the Plan, the Plan shall govern. In case of conflict between the Restricted Stock Award Agreement and/or the Plan on the one hand and any written employment agreement on the other, the former shall prevail, except and only to the extent that the employment agreement expressly provides otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

COMPANY:	MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement and to all the terms and provisions of the Plan herein incorporated by reference.

PARTICIPANT: